Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of RadView Software Ltd.

Date: May 13, 2005	/s/ ILAN KINREICH
Ilan Kinreich
President and Chief Executive Officer

Date: May 13, 2005	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer

The foregoing certification if being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350 and is not being filed under the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company after the date hereof, regardless of any general incorporation language in such filing.